UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 6, 2006
PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	000-30269 (Commission File Number)	91-1761992 (I.R.S. Employer Identification No.)
8100 SW Nyberg Road
Tualatin, Oregon 97062
(503) 454-1750
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PIXELWORKS, INC. AND SUBSIDIARIES

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 6, 2006, the Board of Directors of Pixelworks, Inc. (the “Company”) increased the size of the board from five to seven members and unanimously elected James R. Fiebiger and Daniel J. Heneghan to fill the resulting vacancies.

Upon election to the Board of Directors, Dr. Fiebiger and Mr. Heneghan were each granted an option to acquire 40,000 shares of the Company’s common stock at $4.62 per share, the closing market price for the common stock on April 6, 2006. The options have a ten-year term and vest over four years with 25% vesting on the first anniversary of the date of grant and 2.083% vesting per month thereafter, through the fourth anniversary of the date of grant.

A copy of the press release announcing the election of Dr. Fiebiger and Mr. Heneghan as members of the Board is filed herewith as Exhibit No. 99.1 to this Report.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1 Press Release issued by Pixelworks, Inc. dated April 10, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC. (Registrant)
	By:	/s/ Michael D. Yonker
Date: April 10, 2006		Michael D. Yonker
Vice President, Chief Financial Officer, Treasurer and Secretary